PARTNERSHIP PLEDGE AND SECURITY AGREEMENT


THIS PARTNERSHIP PLEDGE AND SECURITY AGREEMENT ("Partnership
Pledge Agreement") is made and entered into as of January 15, 1996, by RANDY D. SINES and CHERYL L. FORTE ("Grantors"), in favor of RICHARD S. HUSON ("Huson").


RECITALS


Huson has agreed to provide a loan to SHARPS INTERNATIONAL LIMITED PARTNERSHIP, a Nevada limited partnership ("Borrower") in the principal amount of $300,000.00 (the "Loan") as set forth in the Funding Agreement dated as of January 15, 1996 (the "Funding Agreement") among Grantors, Borrower and Huson. Grantors own partnership units in Borrower and have agreed to pledge some of their limited partnership units to secure the repayment of the Loan. Funding of the Loan is conditioned, among other things, upon Huson's receipt of this Partnership Pledge Agreement.

Each Grantor owns the partnership units and percentage interest
(exclusive of options) designated next to such Grantor's name as follows:

Name        General Partnership Units       Limited Partnership Units   % Ownership Interest
Randy D. Sines          4                                        139                                 29.36
Cheryl L. Forte          4                                        139                                 29.36

("Partnership Units"). Grantors deem it in Grantors' best interest to enter into this Partnership Pledge Agreement.

		NOW, THEREFORE, the parties agree as
follows:

			Grant of Security Interest. To secure the prompt and complete payment and performance of all of the Secured Obligations (as defined in Section 2 below), Grantors hereby pledge, assign and grant to Huson a continuing first priority lien upon and security interest in:

			(a) all of their right, title and interest in
55.5 limited Partnership Units each, or a combined pledge of 111 limited Partnership Units (the "Pledged Partnership Units), but none of the obligations with respect thereto; and
			(b) all Proceeds of the foregoing.

Subparagraphs (a) and (b) above are hereinafter collectively called the "Pledged Collateral."

	The Pledged Collateral includes, to the extent of the Pledged Partnership Units, (1) any and all interest of each Grantor based upon or arising out of the partnership agreements associated with the specified partnership; (2) any and all right of each Grantor to receive a share of the profits or other compensation of such partnership and the right to a return of each Grantor's contribution to the partnership; and (3) any and all interest each Grantor has in the property of such partnership.

	As used herein, the term "Proceeds" means all cash and non-cash proceeds of the Pledged Partnership Units, including all revenues, issues and profits arising from the sale or other disposition of the Pledged Partnership Units, and all cash or non-cash proceeds of any proceeds.

			Secured Obligations.  As used in this
Partnership Pledge Agreement, the term "Secured Obligations" includes (a) each agreement and liability of Grantors herein and in the Funding Agreement and; (b) Borrower's indebtedness to Huson evidenced by a Promissory Note dated January 15, 1996 in the amount of the Loan (the "Note"). Grantors agree that this is a continuing security interest and shall remain in full force and effect unless terminated by a written agreement executed by Huson, or so long as there may be Secured Obligations from time to time outstanding pursuant to the Note or the Funding
Agreement.

			Representations, Warranties and
Covenants. Grantors jointly and severally represent, warrant and covenant to Huson that:



				Attached hereto as Exhibit A is a
true, correct and complete copy of the partnership agreement establishing Borrower, including all modifications and supplements thereto and restatements thereof, current as of the date of this Partnership Pledge Agreement (the "Partnership Agreement");

				To the best of Grantors'
knowledge the Partnership Agreement is valid, binding and in full force and effect. Except as otherwise permitted or contemplated in the Funding Agreement, Grantors agree, so long as any portion of the Loan shall remain outstanding not to terminate, rescind, cancel or modify in any material respect the Partnership Agreement without Huson's permission except as necessary as Managing General Partners to effectuate the transactions contemplated by this Pledge Agreement and the Funding
Agreement;

				This Partnership Pledge Agreement
has been duly authorized, executed and delivered by Grantors and, to the best of Grantors' knowledge, constitutes a legal, valid and binding obligation of Grantors enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by the application of general principles of equity;

				Except as contained in the
Partnership Agreement, no consent, approval, authorization or other order of any person and, to the best of Grantors' knowledge, no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required to be made or obtained by Grantors either (i) for the pledge of the Pledged Collateral pursuant to this Partnership Pledge Agreement or for the execution, delivery or performance of this Partnership Pledge Agreement by Grantors, or (ii) for the exercise by Huson of the voting or other rights provided for in this Partnership Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Partnership Pledge Agreement, except as may be required in connection with any disposition of the Pledged Collateral by laws relating to the offering and sale of securities generally;

				Except for the security interest
granted to Huson pursuant to this Partnership Pledge Agreement, Grantors are, on the date hereof, the sole record and beneficial owners of the Pledged Collateral, having good title thereto, free and clear of any lien, pledge, mortgage, claim, charge, security interest or other encumbrance ("Liens");

				Grantors have the right and
requisite authority to pledge, assign, transfer and deliver the Pledged Collateral to Huson as provided herein except that the acquisition of the title to the Pledged Partnership Units by Huson could be contrary to certain provisions of the Partnership Agreement, such as provisions restricting the transfer of more than 50% of all Units within the Partnership during any 12-month period; and

				This Partnership Pledge Agreement
will create a valid, perfected and enforceable first priority lien on and security interest in the Pledged Collateral and the Proceeds thereof securing the Secured Obligations.

	The representations and warranties set forth in this
Section 3 shall survive the execution and delivery of this Partnership Pledge Agreement.

			Covenants.  Grantors covenant and agree
with Huson that from and after the date of this Partnership Pledge Agreement and until the Termination Date (as defined in Section 10):

				Further Assurances and
Documentation. Grantors will reasonably cooperate with Huson and, at any time and from time to time, upon the written request of Huson, and will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Huson may reasonably deem desirable to obtain the full benefits of this Partnership Pledge Agreement, of the rights and powers herein granted and of the liens granted to Huson hereunder.

Limitation on Disposition of
Pledged Collateral. Grantors may not sell, transfer, lease, license or otherwise dispose of any of the Pledged Collateral unless
(i) such sale or other disposition is to an independent third party for cash and for fair value, and (ii) the net cash proceeds to Grantors are simultaneously delivered to Huson for application to the repayment of the Secured Obligations.



Notices.  Grantors will advise
Huson promptly, in reasonable detail, (i) of any Lien asserted or claim made against any of the Pledged Collateral or the assets or properties of Borrower, (ii) of any material change in the composition of the assets and properties of Borrower, and (iii) of the occurrence of any other event that would have a material adverse effect on the aggregate value, enforceability, priority or collectibility of the assets and properties of Borrower or on the security interests created hereunder.

Right of Inspection.  Huson shall
at all times have full and free access during normal business hours to all the books, correspondence and records of Borrower, and Huson or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and Grantors agree to render to Huson, such clerical and other assistance as may be reasonably requested with regard thereto. Huson agrees to maintain the confidentiality of any information of a proprietary nature made available to it.

Huson's Appointment as Attorney-in-Fact.

Effective in the event a Default
shall have occurred and be continuing, Grantors hereby irrevocably constitute and appoint Huson and any officer or agent thereof, with full power of substitution, as their true and lawful attorney-in-fact with full, irrevocable power and authority in the place and stead of Grantors and in the name of Grantors or in their own names, from time to time in Huson's reasonable discretion after Default shall have occurred and be continuing, for the purpose of carrying out the terms of this Partnership Pledge Agreement. Without limiting the generality of foregoing, if any Default shall have occurred and be continuing, Huson shall have the right and power to receive, endorse and collect all checks made payable to the order of Grantors representing any distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

Grantors hereby ratify all that said
attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until the Secured Obligations have been fully and indefeasibly paid.

The powers conferred on Huson in
this Partnership Pledge Agreement are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon Huson to exercise any such powers. Huson shall be accountable only for amounts that he actually receives as a result of the exercise of such powers and neither Huson nor any of his employees or agents shall be responsible to Grantors for any act or failure to act, except for Huson's own negligence or willful misconduct and except for the negligence or willful misconduct of Huson's employees and agents.

In the event a Default shall have
occurred and be continuing, Grantors also authorize Huson, at any time and from time to time, to execute, in connection with the sale of the Pledged Collateral provided for in Section 7 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Pledged Collateral.

Certain Rights of Grantors and Huson.

So long as a Default shall not have
occurred and be continuing, Grantors shall be entitled, to the extent not inconsistent with this Partnership Pledge Agreement,
(i) to exercise the voting power with respect to the Pledged Collateral, and for that purpose Huson shall execute or cause to be executed from time to time, at the expense of Grantors, such proxies or other instruments in favor of Grantors, or their nominees, in such form and for such purposes shall be reasonably required by Grantors and as shall be specified in a written request therefor, to enable Grantors to exercise such voting power with respect to the Pledged Collateral, and (ii) to receive and retain for its own account any and all cash dividends at any time from time to time declared or paid upon any of the Pledged Collateral.

If a Default shall have occurred and
be continuing, (i) Huson shall have the right to receive any and all cash dividends or cash dividends or other Proceeds paid in respect of the Pledged Collateral and, upon notice to Grantors, to apply such Proceeds to the payment of the Secured Obligations, and (ii) Huson or its nominee may exercise all voting, corporate and other rights pertaining to the Pledged Collateral at any meeting of the shareholders of Borrower or otherwise.



Default and Remedies.

Default.  Grantors agree that time
is of the essence and the occurrence of any of the following shall constitute a default ("Default"):

If Borrower fails to pay (a) any
installment of interest on the Note when due, or (b) any payment of Note principal precisely when due.

If any representation or warranty
contained in this Partnership Pledge Agreement or in the Funding Agreement, or made in writing in connection with the transactions contemplated by this Partnership Pledge Agreement or in the Purchase Agreement shall be knowingly false in any material respect on the date made; or

If Grantors fail to perform any
covenant or observe any condition contained in this Partnership
Pledge Agreement or the Purchase Agreement; or

If Borrower admits in writing its
inability to pay its debts generally as they come due, or at any time is generally not paying its debts as such debts become due, or has filed any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors; or

If an involuntary petition has been
filed under any bankruptcy or insolvency statute against Grantors or Borrower, or a custodian, receiver or trustee has been appointed to take possession of other assets of Grantors or Borrower, unless such petition or appointment is or has been set aside or withdrawn or ceases or has ceased to be in effect within 60 days from the date of said filing or appointment; or

If there is filed in good faith by or
against Borrower a petition seeking the liquidation or dissolution of Borrower or the commencement of any other procedure to liquidate or dissolve Borrower, or there occurs any event, condition or circumstance which causes the liquidation or dissolution of Borrower; or

If Grantors or Borrower conceal,
remove, or permit to be concealed or removed, any part of their property, with intent to hinder, delay or defraud their creditors or any of them, or make or suffer a transfer of any of their property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of their property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffer or permit while insolvent, any creditor to obtain a lien upon any of their property through legal proceedings which is not vacated within 60 days from the date thereof; or

If Grantors or Borrower make a
general assignment of the assets of Grantors or Borrower for the benefit of Grantors' or Borrower's creditors; or

If there is any sequestration or
attachment of, or any levy or execution upon any Pledged
Collateral provided by Grantors under this Partnership Pledge Agreement or the Purchase Agreement; any Loan proceeds; or a substantial portion of the other assets of Grantors, which is not released, expunged or dismissed prior to the earlier of ten (10) days after such sequestration, attachment or execution, or the sale of such assets; or

If any governmental authority has
taken or instituted legal action against Borrower which is reasonably likely to materially adversely affect Borrower's financial condition, operations or ability to repay the Loan, and Borrower has not remedied or provided for such situation to Huson's reasonable satisfaction within 30 days of Huson's written notice to Borrower of Huson's opinion; or

Acceleration.  Upon the occurrence
of a Default and subject to subsection (c) and any other right expressly granted by Huson in writing to cure any Default to the extent applicable, (i) the entire principal balance of the Loan, together with all accrued, unpaid interest and other amounts owing in connection with the Loan shall, at the option of Huson, become immediately due and payable, and (ii) Huson shall be immediately entitled to enforce the collection of all outstanding secured obligations under the Note and Purchase Agreement and to pursue any other remedy or remedies herein or in the Note or Purchase Agreement.

Notice and Cure Periods.  Except
as otherwise stated below in subsection (d), upon the occurrence of a Default, Huson shall not accelerate the Loan or pursue its other rights and remedies unless it first gives Grantors written notice of such Default in the manner prescribed for notices in this Partnership Pledge Agreement and such Default is not fully cured within the following periods:

three (3) days after such notice is
given in the event of any failure to make a monetary payment;

fifteen (15) days after such notice
is given in the event of nonmonetary Defaults not subject to other provisions of this Section, provided (a) within five (5) days after such notice is given, Grantors commence their cure and submit to Huson in writing their plan to cure; and (b) the cure is continuously pursued by Grantors with due diligence. If such Default is not reasonably capable of being cured within fifteen
(15) days, Grantors shall have such additional time as is reasonably necessary to complete the cure, but in no event more than thirty (30) days after the notice of Default is given; or

sixty (60) days after the filing of
any involuntary petition in bankruptcy against or for the appointment of a receiver for Grantors (except for petitions filed by Huson), with the dismissal of such petitions by the court within such period being deemed to cure such Default.

Exception to Notice and Cure
Periods. Notwithstanding the above provisions, the notice and cure periods provided for in this Section shall not apply in the following circumstances:

any Default of the type described in
subsection (a)(ii), if but only if, as a result of such Default, the value of all or a substantial portion of the Pledged Collateral, or Huson's security interest in that Pledged Collateral, is materially impaired; or

if Grantors transfer or encumber all
or any portion of their interest in the Pledged Collateral without obtaining any required consent of Huson or as expressly permitted by this Partnership Pledge Agreement; or

in any circumstance when a delay
in effecting a cure is, in the reasonable judgment of Huson, likely to result in any Pledged Collateral being damaged, becoming uninsured or rendered unavailable to Huson or the value thereof being materially and adversely affected, or Huson's ability to recover its outstanding balance from Borrower being materially affected; or

any Default of the same type or
nature which occurs more than twice; or

any filing of a voluntary petition in
bankruptcy by Grantors, or for the appointment of a receiver or trustee of all or a portion of Grantors' property; or

any assignment for the benefit of
creditors, fraudulent conveyance, or other plan or action instituted by Grantors in an attempt to avoid the satisfaction of any lawful indebtedness.

Nothing in this Section is to be construed as extending the term of the Loan or the date upon which a Default occurs, and no decision to forego any remedy for any given Default shall be deemed a waiver on the part of Huson of any right relating to any other Default. No failure to give any notice of any Default shall constitute a waiver of such Default or any remedy which may be available in connection therewith. The cure periods set forth in this Section shall be narrowly construed, and shall not impair the exercise of any remedy not referred to above immediately upon Default, including, without limitation, the seeking of any mandatory or prohibitive injunction or restraining order.

Retention of Collateral.  If any
Default has occurred and is continuing then Huson, after any applicable cure period provided for in subsection (c) above has lapsed, but otherwise immediately, shall retain the Pledged Collateral in accordance with ORS 79.5050(2) (the "Retention Remedy") to the extent Grantors or any third parties do not object to his exercise of the Retention Remedy. Grantors hereby waive, to the fullest extent permitted by applicable law, their rights to object to Huson's exercise of the Retention Remedy.

General Remedies Provision.  If,
notwithstanding Section 7(e), Huson is required to foreclose or exercise remedies other than the Retention Remedy, then Huson may proceed to enforce his rights under Sections 7(g)-(l), 8 and 9 of this Partnership Pledge Agreement and the Note and Funding Agreement by exercising such other remedies as are available under applicable law, either by nonjudicial self-help, or by suit in equity or action at law, including specific performance of any covenant contained in this Partnership Pledge Agreement.
Among other such remedies, or prior to or in conjunction with his exercise of the Retention Remedy, if Grantors fail to pay any sum that they are required to pay to third party, fail to perform the other covenants and agreements contained in this Partnership
Pledge Agreement or the Note and Purchase Agreement, or if any action or proceeding is commenced which affects the Pledged Collateral or title thereto or the interest of Huson therein, including, but not limited to, eminent domain, insolvency, or arrangements or proceedings involving a bankrupt or decedent, then Huson, at Huson's option may pay such sums, perform such acts, make such appearances, and take such action as is reasonably necessary to protect Huson's interest, including, but not limited to, disbursement of attorneys' fees.

Sale of Collateral; Exercise of
Voting Rights, etc. If a Default shall have occurred and be continuing, in addition to the rights and remedies provided in
Section 7(f), if applicable, Huson may, at its option, immediately do any or all of the following, except as otherwise provided in the Partnership Agreement, and subject to the provisions of
Section 20 below:

(i)	Cause the Pledged Partnership
Units to be registered in its name or in the name of its nominee;

(ii)	Exercise all voting powers
pertaining to such securities and otherwise act with respect thereto as though Huson were the outright owner thereof (Grantors hereby irrevocably constituting and appointing Huson their proxy and attorney-in-fact with full power of substitution so to do);

(iii)	Receive all distributions of any
kind whatsoever on all or any of such securities;

(iv)	Exercise any and all rights of
collection, conversion or exchange, and any and all other rights, privileges, options or powers of Grantors pertaining or relating to such securities (Grantors hereby irrevocably constituting and appointing Huson their proxy and attorney-in-fact with full power of substitution so to do);

(v)	Sell, assign and deliver the whole,
or from time to time, any part of such securities at any broker's board or at any private sale or at public auction provided such sale is conducted in a commercially reasonable manner; and

(vi)	Exercise any other remedy
specifically granted under this Partnership Pledge Agreement or now or hereafter existing in equity, at law, by virtue of statute or otherwise.

For the purposes of Section 7(g),
an agreement to sell all or any part of the Pledged Collateral shall be treated as a sale thereof and Huson shall be free to carry out such sale pursuant to such agreement, and except as otherwise provided herein including in Section 20 below, Grantors shall not be entitled to the return of any of the same subject thereto, notwithstanding that after Huson shall have entered into such an agreement, all Defaults may have been remedied or all obligations under the Note may have been paid and performed in full.

At any sale made pursuant to this
Section 7(g), Huson may bid for and purchase (free from any right or equity of redemption on the part of Grantors, and except as otherwise provided in Section 20 below), any part of or all securities included in the Pledged Collateral that are offered for sale and may make payment on account thereof by using any claim then due and payable to Huson or Grantors as a credit against the purchase price, and Huson may, upon compliance with the terms of sale, hold, return and dispose of such securities without further accountability therefor except as otherwise provided in the Partnership Agreement and this Agreement.
Huson shall not have any duty to exercise any of the rights, privileges, options or powers or to sell or otherwise realize upon any of such securities, as herein authorized, and Huson shall not be responsible for any failure to do so or delay in so doing.

Except as otherwise provided
herein, including in Section 20 below, any sale of, or the grant of options to purchase, or any other realization upon, all or any portion of such securities, under Section 7(f) shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of Grantor in and to such securities so sold, optioned or realized upon, or any part thereof, from, through and under Grantors.

Grantors recognize that Huson
may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933 as amended (the "Act"), or that Huson may be able to do so only after delay which might adversely affect the value that might be realized upon the sale of the Pledged Collateral. Accordingly, except as otherwise provided in the Partnership Agreement, Grantors agree that Huson may, without the necessity of attempting to cause any registration of the Pledged Collateral to be effected under the Act, sell the Pledged Collateral or any part thereof in one or more private sales to a restricted group of purchasers who may be required to agree, among other things, that they are acquiring the Pledged Collateral for their own account for investment and not with a view to the distribution or resale thereof. Grantors agree that any such private sale may be at prices or on terms less favorable to the owner of the Pledged Collateral than would be the case if they were sold at public sale, but that any such private sale shall otherwise be conducted in a commercially reasonable manner.

If Section 7(f)-(k) are applicable,
then each and every right, remedy and power granted to Huson thereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein or in any other related document, or now or hereafter existing in equity, at law, by virtue of statute or otherwise and may be exercised by Huson, from time to time, concurrently or independently and as often and in such order as Huson may deem expedient.

Non-Interference with Remedies; Specific
Performance.

Grantors agree that they will not
unreasonably interfere with any right, power and remedy of Huson provided for in this Partnership Pledge Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise by Huson of any one or more of such rights, powers or remedies. The preceding sentence shall not constitute a waiver of Grantors' rights herein, including under Section 20 below.

Grantors agree that a breach of any
of the agreements or covenants contained in this Partnership Pledge Agreement may cause irreparable injury to Huson, that Huson has no adequate remedy at law in respect of such breach and, as a consequence, agree that each and every agreement and covenant contained in this Partnership Pledge Agreement shall be specifically enforceable against Grantors.

Application of Proceeds.  If the Retention
Remedy cannot be exercised and Sections 7(g)-(l) are applicable, Grantors agree that all cash proceeds received by Huson in respect of any sale of, liquidation of, or other realization upon all or any part of the Pledged Collateral shall be applied by Huson as follows:

First, to the payment of all
reasonable costs and expenses (including the reasonable fees, disbursements and other charges of attorneys) paid or incurred by Huson in enforcing Huson's security interest in the Pledged Collateral, whether by sale or otherwise, or otherwise enforcing Huson's rights hereunder;

Next, to the payment in full of the
Secured Obligations then due and owing; and

Finally, after payment in full of all
Secured Obligations then due and owing, to the payment to Grantors, or their successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Termination of Agreement.  Upon
payment and performance in full of all Secured Obligations (the
"Termination Date"), this Partnership Pledge Agreement shall terminate and Huson shall promptly release all of his right, title and interest in and to the Pledged Collateral.

Unconditional Obligations.  The
obligations of Grantors under this Partnership Pledge Agreement shall be absolute and unconditional, and shall remain in full force and effect without regard to, and shall not be released or discharged or in any way affected by:

Any exercise or non-exercise of
any right, remedy or privilege under or in respect of this Partnership Pledge Agreement or the Note or Funding
Agreement, or the granting of any postponements or extensions for time of payment or other indulgences to Grantors, Borrower, or any other person, or the settlement or adjustment of any claim or the release or discharge or substitution of Grantors or any person which may be or become primarily or secondarily liable with respect to the Note; and

Any assumption by any person of
the obligations of Borrower under the Note or Funding
Agreement, or any assignment by Huson referred to in
Section 12(b).

Successors, Assignments.  This
Partnership Pledge Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns.

Amendments.  Except as otherwise
provided herein, no amendment, modification, termination or waiver of any provision of this Partnership Pledge Agreement, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

Perfection of Security Interest.  Upon
execution of this Partnership Pledge Agreement Grantors agree to execute and deliver to Huson UCC financing statements describing the Pledged Partnership Units and all certificates, if any, evidencing the Pledged Partnership Units. Grantors further agree that in the future they will, at any time upon the reasonable request of Huson, execute and deliver such further documents within ten (10) days and do such further acts and things as Huson may reasonably request in order to fully effect the purpose of this Partnership Pledge Agreement.

Notices. All notices, requests, demands, directions and other communications required under this Note shall be in writing (including telegraphic communication) and mailed by United States mail or facsimiled or delivered by overnight courier or by hand to the applicable party at the addresses indicated below:

			if to Grantors:

			RANDY D. SINES
			4056 South Madelia
			Spokane, Washington  99203

			CHERYL L. FORTE
			315 Francisco Street
			Henderson, Nevada  89014


			if to Huson:

			RICHARD S. HUSON
			121 SW Morrison, Suite 1400
			Portland, OR  97204

or, as to any party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 16. All such notices, requests, demands, directions and other communications so mailed or telecopied or delivered shall be effective when received if sent by mail, when delivered if delivered by courier or by hand, or when transmitted if sent by facsimile.

			Severability of Provisions. Any provision of this Partnership Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Attorneys' Fees; Costs.  In the event
litigation is initiated to enforce any remedy contained in this Partnership Pledge Agreement, then the prevailing party in that litigation shall be entitled to recover its reasonable costs, charges, expenses and attorneys' fees incurred in that litigation from the nonprevailing party.

Litigation shall include any action at law or in equity, the appeal of any trial court decision, any arbitration proceeding, any action contesting or seeking to restrain, enjoin, stay or postpone the exercise of any remedy and any bankruptcy, probate or other proceeding involving Grantor including but not limited to the following actions and proceedings in bankruptcy:
(a) filing an involuntary bankruptcy petition; (b) seeking dismissal, abstention or conversion of a bankruptcy proceeding;
(c) challenging venue of a bankruptcy proceeding; (d) filing and defending a proof of claim; (e) opposing or conditioning the debtor's right to operate its business; (f) serving on a creditors' committee; (g) seeking appointment of a trustee, examiner or disbursing agent; (h) proposing, challenging or seeking modification of a plan of reorganization; (i) seeking relief from stay and/or adequate protection; (j) opposing the debtor's use of cash collateral or obtaining credit; and (k) opposing discharge.

For the purpose of this Partnership Pledge
Agreement, the terms "attorney fees" and "costs" shall include the reasonable fees and expenses of counsel, which may include reporting (for depositions), printing, copying, duplicating and other expenses, air freight and facsimile transmission charges, and fees billed for law clerks, paralegals, production assistants, expert witnesses and others not admitted to the bar but performing services under the supervision of any attorney. Such costs, expenses and fees shall be due and payable upon demand and shall bear interest from the date of such demand to and including the date of collection at the highest rate of interest stated in the Loan Agreement (including any Default Rate).

Governing Law.  This Partnership Pledge
Agreement shall be governed by, and construed in accordance with, the laws of the State of Oregon (excluding the laws applicable to conflicts or choice of law).



Legal Representation. Each party to this Agreement has been advised to obtain independent legal counsel prior to executing this Agreement and has had a full and fair opportunity to do so and either obtained such representation or voluntarily declined to do so. Each party acknowledges that Douglas J. Brajcich, P.C. is the attorney only for Randy D. Sines individually and that Ater Wynne Hewitt Dodson & Skerritt are the attorneys only for Richard S. Huson.

Option to Repurchase Partnership Units.
Notwithstanding any other provision of this Partnership Pledge Agreement to the contrary, if any person or entity should at any time acquire ownership of any of the Pledged Partnership Units, then Grantors shall have an option to purchase up to 50% of the Pledged Partnership Units acquired by Huson ("Eligible Re-Purchase Units") on the following terms and conditions (the "Re-Purchase Option"):

The Re-Purchase Option cannot be
exercised until the second anniversary of the date on which Huson becomes the owner of any or all of the Pledged
Partnership Units and can only be exercised until the fifth anniversary of such date.

The purchase price payable by
Grantors shall be $5,357 per Eligible Re-Purchase Unit, for a maximum purchase price of approximately $300,000 if Huson acquires ownership of all of the Pledged Partnership Units and Grantors elect to re-purchase 50% of such Units.

To exercise the Re-Purchase
Option, Grantors shall give written notice to Huson of their election to exercise the Re-Purchase Option. The notice shall specify the number of Eligible Re-Purchase Units which Grantors elect to purchase. The sale and purchase of the Eligible Re-Purchase Units which Grantors elect to purchase shall be closed within 30 days after Grantors' notice of exercise. On the closing date for such purchase, Grantors shall deliver the entire purchase price for the Eligible Re-Purchase Units to Huson in cash.

Assignment of Loan and Note.
Notwithstanding any other provisions of this Agreement, pursuant to Section 2 of the Funding Agreement, if Huson should at any time acquire any of the Pledged Partnership Units then
Huson shall immediately assign and endorse the Loan and Note to Grantors, who shall have unconditional right, title and interest in the Loan and Note in the principal amount of $300,000, without recourse to Huson. The foregoing shall be in addition to any rights of subrogation which Grantors may have under applicable law.

Substitution of Shares.  Pursuant to
Section 5 of the Funding Agreement, the parties intend that, as part of the Reorganization, shares of Casinovations, Inc. common stock shall be substituted for the Pledged Partnership Units, at which time this Partnership Pledge Agreement shall be appropriately amended and restated as a Stock Pledge Agreement.

Securities Laws.  The Partnership Units
pledged herein have been issued pursuant to the Partnership Agreement and have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the securities acts of Washington, Oregon, Nevada, or under any other state securities laws. The sale or other disposition of the Units is restricted, as stated in the Partnership Agreement. By acquiring any Unit represented by the Partnership Agreement, the acquiring party represents that such party has acquired the Units for investment and that such party will not sell or otherwise dispose of the Units without registration or other compliance with the aforesaid acts and the rules and regulations thereunder. Huson acknowledges he has read the Partnership Agreement and agrees to remain bound by its terms and conditions.

Counterparts.  This Agreement may be
executed in two or more fully or partially executed counterparts, each of which will be deemed an original binding the signer thereof against the other signing parties, but all counterparts together will constitute one and the same instrument.



IN WITNESS WHEREOF, Grantors have caused this
Partnership Pledge Agreement to be executed as of the date first above written.

GRANTORS:


RANDY D. SINES



CHERYL L. FORTE


ACKNOWLEDGED BY HUSON:


RICHARD S. HUSON